EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Rocket Companies, Inc. pertaining to the Redfin Corporation 2017 Equity Incentive Plan and the Redfin Corporation Amended and Restated 2004 Equity Incentive Plan, of our reports dated February 20, 2025, with respect to the consolidated financial statements of Mr. Cooper Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

July 1, 2025